QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-189499 on Form S-3, and Registration Statements Nos. 333-180854 and 333-196294 on Form S-8, of our reports dated March 16, 2015, relating to the consolidated financial statements of Midstates Petroleum Company, Inc. and subsidiary (which report expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty), and the effectiveness of Midstates Petroleum Company, Inc. and subsidiary's internal control over financial, appearing in this Annual Report on Form 10-K of Midstates Petroleum Company, Inc., for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 16, 2015

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM